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                                                                     EXHIBIT 5.1

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]



                                               February 14, 2000



Allied Riser Communications Corporation
1700 Pacific Avenue
Dallas, Texas 75201

                    Re:   Registration Statement on Form S-8 of
                          Allied Riser Communications Corporation


Ladies and Gentlemen:


         We have acted as special counsel to Allied Riser Communications Corporation, a Delaware corporation (the "Company"), in connection with the proposed issuance by the Company of up to 5,000,000 shares (the "Shares") of Common Stock, par value $0.0001 per share (the "Common Stock"), pursuant to the Allied Riser Communications Corporation 1999 Stock Option and Equity Incentive Plan (the "Stock Option Plan").

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Company's Registration Statement on Form S-8, relating to the Shares, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on February 14, 2000 (together with all exhibits thereto, the "Registration Statement"), (ii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect, (iii) the By-Laws of the Company, as currently in effect, (iv) specimen certificates representing the Common Stock, (v) resolutions of the Board of Directors of the Company relating to the Stock Option Plan and the filing of the Registration Statement; (vi) the Stock Option Plan; and (vii) the form of option agreement between the Company and the employees, directors and officers receiving options (the "Option Agreement"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other


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Allied Riser Communications
 Corporation
February 14, 2000
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representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. We have further assumed that each of the Option Agreements to be entered into between the Company and the employees, directors and officers receiving options under the Stock Option Plan will conform to the form of agreement examined by us. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         Members of our firm are admitted to the Bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other the General Corporation Law of the State of Delaware.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and when the Shares have been issued, delivered and paid for upon exercise of options duly granted pursuant to the terms of the Stock Option Plan and the Option Agreements, and certificates representing the Shares in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common


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Allied Riser Communications
 Corporation
February 14, 2000
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Stock and registered by such transfer agent and registrar, such Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act.



                                        Very truly yours,